Exhibit 99.2

DCT INDUSTRIAL

SUPPLEMENTAL REPORTING PACKAGE

FOURTH QUARTER | 2016

Forward-Looking Statements
We make statements in this report that are considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions and includes statements regarding our anticipated yields. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are including this statement for purposes of complying with those safe harbor provisions. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation:

•	national, international, regional and local economic conditions;

•	the general level of interest rates and the availability of capital;

•	the competitive environment in which we operate;

•	real estate risks, including fluctuations in real estate values and the general economic climate in local markets and competition for tenants in such markets;

•	decreased rental rates or increasing vacancy rates;

•	defaults on or non-renewal of leases by tenants;

•	acquisition and development risks, including failure of such acquisitions and development projects to perform in accordance with projections;

•	the timing of acquisitions, dispositions and development;

•	natural disasters such as fires, floods, tornadoes, hurricanes and earthquakes;

•	energy costs;

•
the terms of governmental regulations that affect us and interpretations of those regulations, including the costs of compliance with those regulations, changes in real estate and zoning laws and increases in real property tax rates;

•	financing risks, including the risk that our cash flows from operations may be insufficient to meet required payments of principal, interest and other commitments;

•	lack of or insufficient amounts of insurance;

•	litigation, including costs associated with prosecuting or defending claims and any adverse outcomes;

•	the consequences of future terrorist attacks or civil unrest;

•	environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of properties presently owned or previously owned by us; and

•	other risks and uncertainties detailed from time to time in our filings with the Securities and Exchange Commission.
In addition, our current and continuing qualification as a real estate investment trust, or REIT, involves the application of highly technical and complex provisions of the Internal Revenue Code of 1986, or the Code, and depends on our ability to meet the various requirements imposed by the Code through actual operating results, distribution levels and diversity of stock ownership.

Fourth Quarter 2016 Supplemental Reporting Package	Page 2

Consolidated Statements of Operations (unaudited, amounts in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
REVENUES:
Rental revenues	$101,853	$88,822	$391,360	$353,091
Institutional capital management and other fees	377	472	1,416	1,606
Total revenues	102,230	89,294	392,776	354,697

OPERATING EXPENSES:
Rental expenses	8,967	8,539	36,797	35,995
Real estate taxes	15,291	14,137	60,020	56,219
Real estate related depreciation and amortization	41,090	39,134	161,334	156,010
General and administrative	8,290	9,665	29,280	34,577
Impairment losses	—	1,914	—	2,285
Casualty gain	(475)	(414)	(2,753)	(414)
Total operating expenses	73,163	72,975	284,678	284,672
Operating income	29,067	16,319	108,098	70,025

OTHER INCOME (EXPENSE):
Development profit, net of taxes	—	—	—	2,627
Equity in earnings of unconsolidated joint ventures, net	1,135	937	4,118	7,273
Gain on dispositions of real estate interests	6,843	36,785	49,895	77,871
Interest expense	(16,205)	(13,464)	(64,035)	(54,055)
Interest and other income (expense)	(30)	31	551	(40)
Income tax expense and other taxes	(81)	(24)	(591)	(736)
Consolidated net income of DCT Industrial Trust Inc.	20,729	40,584	98,036	102,965
Net income attributable to noncontrolling interests	(1,038)	(2,035)	(4,976)	(8,917)
Net income attributable to common stockholders	19,691	38,549	93,060	94,048
Distributed and undistributed earnings allocated to participating securities	(172)	(168)	(669)	(678)
Adjusted net income attributable to common stockholders	$19,519	$38,381	$92,391	$93,370

NET EARNINGS PER COMMON SHARE:
Basic	$0.21	$0.44	$1.03	$1.06
Diluted	$0.21	$0.43	$1.03	$1.05

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	91,069	88,241	89,867	88,182
Diluted	91,185	88,614	89,982	88,514

Fourth Quarter 2016 Supplemental Reporting Package	Page 3

Consolidated Balance Sheets (amounts in thousands)

	December 31, 2016	December 31, 2015
ASSETS:	(unaudited)
Operating properties	$4,177,642	$3,791,721
Properties under development	161,381	242,906
Properties in pre-development	52,998	41,313
Properties under redevelopment	29,754	56,943
Land held	7,698	7,698
Total investment in properties	4,429,473	4,140,581
Less accumulated depreciation and amortization	(839,773)	(742,980)
Net investment in properties	3,589,700	3,397,601
Investments in and advances to unconsolidated joint ventures	95,606	82,635
Net investment in real estate	3,685,306	3,480,236
Cash and cash equivalents	10,286	18,412
Restricted cash	7,346	31,187
Straight-line rent and other receivables, net	79,889	60,357
Other assets, net	25,315	15,964
Assets held for sale	—	26,199
Total assets	$3,808,142	$3,632,355

LIABILITIES AND EQUITY:
Accounts payable and accrued expenses	$93,097	$108,788
Distributions payable	29,622	26,938
Tenant prepaids and security deposits	32,884	29,663
Other liabilities	37,403	18,398
Intangible lease liabilities, net	21,421	22,070
Line of credit	75,000	70,000
Senior unsecured notes	1,351,969	1,276,097
Mortgage notes	201,959	210,375
Liabilities related to assets held for sale	—	869
Total liabilities	1,843,355	1,763,198
Total stockholders’ equity	1,862,049	1,751,984
Noncontrolling interests	102,738	117,173
Total liabilities and equity	$3,808,142	$3,632,355

Fourth Quarter 2016 Supplemental Reporting Package	Page 4

Funds From Operations ("FFO") (unaudited, amounts in thousands, except per share and unit data)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2016	2015	2016	2015
Reconciliation of net income attributable to common stockholders to FFO:
Net income attributable to common stockholders	$19,691	$38,549	$93,060	$94,048
Adjustments:
Real estate related depreciation and amortization	41,090	39,134	161,334	156,010
Equity in earnings of unconsolidated joint ventures, net	(1,135)	(937)	(4,118)	(7,273)
Equity in FFO of unconsolidated joint ventures(1)	2,946	2,478	10,267	9,902
Impairment losses on depreciable real estate	—	1,914	—	2,285
Gain on dispositions of real estate interests	(6,843)	(36,785)	(49,895)	(77,871)
Gain (loss) on dispositions of non-depreciable real estate	43	(18)	43	—
Noncontrolling interest in the above adjustments	(1,571)	(401)	(5,576)	(4,487)
FFO attributable to unitholders	2,144	2,060	8,930	8,274
FFO attributable to common stockholders and unitholders – basic and diluted(2)	56,365	45,994	214,045	180,888
Adjustments:
Acquisition costs	524	4	1,084	1,943
Severance costs	—	3,558	—	3,558
Hedge ineffectiveness (non-cash)	(867)	—	(414)	—
FFO, as adjusted, attributable to common stockholders and unitholders – basic and diluted	$56,022	$49,556	$214,715	$186,389

FFO per common share and unit – basic	$0.59	$0.49	$2.27	$1.95
FFO per common share and unit – diluted	$0.59	$0.49	$2.27	$1.94

FFO, as adjusted, per common share and unit – basic	$0.59	$0.53	$2.28	$2.00
FFO, as adjusted, per common share and unit – diluted	$0.59	$0.53	$2.27	$2.00

FFO weighted average common shares and units outstanding:
Common shares for net earnings per share	91,069	88,241	89,867	88,182
Participating securities	569	555	563	560
Units	3,581	4,136	3,912	4,227
FFO weighted average common shares, participating securities and units outstanding – basic	95,219	92,932	94,342	92,969
Dilutive common stock equivalents	116	373	115	332
FFO weighted average common shares, participating securities and units outstanding – diluted	95,335	93,305	94,457	93,301

Reconciliation of net operating income ("NOI") to FFO:
NOI(3)(4)	$77,595	$66,146	$294,543	$260,877
Adjustments:
Equity in FFO of unconsolidated joint ventures(1)	2,946	2,478	10,267	9,902
Institutional capital management and other fees	377	472	1,416	1,606
Gain (loss) on dispositions of non-depreciable real estate	43	(18)	43	—
Casualty gain	475	414	2,753	414
Development profit, net of taxes	—	—	—	2,627
General and administrative expense	(8,290)	(9,665)	(29,280)	(34,577)
Interest expense	(18,459)	(17,260)	(73,937)	(69,904)
Capitalized interest expense	2,254	3,796	9,902	15,849
Interest and other income (expense)	(30)	31	551	(40)
Income tax expense and other taxes	(81)	(24)	(591)	(736)
FFO attributable to noncontrolling interests	(465)	(376)	(1,622)	(5,130)
FFO attributable to common stockholders and unitholders – basic and diluted(2)	56,365	45,994	214,045	180,888
Adjustments:
Acquisition costs	524	4	1,084	1,943
Severance costs	—	3,558	—	3,558
Hedge ineffectiveness (non-cash)	(867)	—	(414)	—
FFO, as adjusted, attributable to common stockholders and unitholders – basic and diluted	$56,022	$49,556	$214,715	$186,389

(1)	Equity in FFO of unconsolidated joint ventures is determined as our share of FFO from each unconsolidated joint venture. See Definitions for additional information.

(2)	FFO as defined by the National Association of Real Estate Investment Trusts (NAREIT).

(3)	See the reconciliation of non-GAAP financial measure to net income attributable to common stockholders in Definitions.

(4)	Includes assets held for sale.

Fourth Quarter 2016 Supplemental Reporting Package	Page 5

Same Store Analysis (unaudited, amounts in thousands, except number of properties)

	For the Three Months Ended December 31,			For the Twelve Months Ended December 31,
Same Store Analysis	2016	2015	Percentage Change	2016	2015	Percentage Change
Same Store Properties:(1)
Number of properties	367	367		344	344
Square feet as of period end	55,873	55,873		52,485	52,485
Average occupancy	96.7%	95.0%		96.8%	95.0%
Occupancy as of period end	97.0%	95.4%		97.7%	95.5%

Rental revenues	$86,829	$80,555	7.8%	$319,026	$304,694	4.7%
Rental expenses and real estate taxes	(22,017)	(20,103)	9.5%	(81,034)	(78,367)	3.4%
NOI(2)	64,812	60,452	7.2%	237,992	226,327	5.2%
Less: revenue from lease terminations	(8)	(106)		(359)	(2,052)
Add: early termination straight-line rent adjustment	5	(1)		167	255
NOI, excluding revenue from lease terminations(2)	$64,809	$60,345	7.4%	$237,800	$224,530	5.9%

	For the Three Months Ended December 31,			For the Twelve Months Ended December 31,
Same Store Analysis (Cash Basis)	2016	2015	Percentage Change	2016	2015	Percentage Change
Rental revenues	$85,141	$78,144	9.0%	$312,412	$298,455	4.7%
Rental expenses and real estate taxes	(22,011)	(20,092)	9.6%	(81,022)	(78,356)	3.4%
Less: revenue from lease terminations	(8)	(106)		(359)	(2,052)
Add: early termination straight-line rent adjustment	5	(1)		167	255
Cash NOI, excluding revenue from lease terminations(2)	$63,127	$57,945	8.9%	$231,198	$218,302	5.9%

(1)
Same Store Properties are determined independently for each period presented, quarter-to-date and year-to-date, by including all consolidated operating properties that have been owned for the entire current and prior period presented. We consider NOI from Same Store Properties to be a useful measure in evaluating our financial performance and to improve comparability between periods by including only properties owned for comparable periods.

(2)	See reconciliation of non-GAAP financial measure to net income attributable to common stockholders in Definitions.

Fourth Quarter 2016 Supplemental Reporting Package	Page 6

Selected Financial Data (unaudited, amounts in thousands)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2016	2015	2016	2015
NOI:
Rental revenues	$101,853	$88,822	$391,360	$353,091
Rental expenses and real estate taxes	(24,258)	(22,676)	(96,817)	(92,214)
NOI(1)	$77,595	$66,146	$294,543	$260,877

TOTAL CONSOLIDATED PROPERTIES:(2)
Square feet as of period end	66,228	63,550	66,228	63,550
Average occupancy	95.3%	91.4%	94.5%	90.4%
Occupancy as of period end	95.6%	92.8%	95.6%	92.8%

CONSOLIDATED OPERATING PROPERTIES:(2)
Square feet as of period end	64,667	62,215	64,667	62,215
Average occupancy	96.7%	94.4%	95.8%	94.8%
Occupancy as of period end	97.2%	94.4%	97.2%	94.4%

SUPPLEMENTAL CONSOLIDATED CASH FLOW AND OTHER INFORMATION:
Straight-line rent receivable (balance sheet)(2)	$71,061	$51,882	$71,061	$51,882
Straight-line rents – increase to revenue, net of related bad debt expense	$4,263	$2,769	$20,659	$7,131
Free rent	$3,760	$3,219	$20,048	$9,830
Revenue from lease terminations	$8	$106	$909	$2,502
Bad debt expense (recovery), excluding expense (recovery) related to straight-line rent receivable	$(70)	$11	$201	$8
Net amortization of below market rents – increase to revenue	$731	$693	$2,881	$2,983
Principal amortization	$1,720	$1,616	$6,721	$7,589
Capitalized interest	$2,254	$3,796	$9,902	$15,849
Non-cash interest expense	$411	$793	$4,622	$3,589
Stock-based compensation amortization	$1,542	$5,063	$5,695	$8,945
NOI for properties sold during current quarter	$162	N/A	$1,400	N/A

CONSOLIDATED CAPITAL EXPENDITURES:
Development	$31,319	$90,019	$190,793	$203,710
Redevelopment	2,947	1,841	20,687	8,887
Due diligence	1,396	2,659	5,304	14,124
Casualty expenditures	16	1,351	1,158	3,428
Building and land improvements	3,109	2,358	13,117	13,166
Tenant improvements and leasing costs	8,402	8,912	38,971	37,396
Total capital expenditures	$47,189	$107,140	$270,030	$280,711

(1)	See reconciliation of non-GAAP financial measure to net income attributable to common stockholders in Definitions.

(2)	Includes assets held for sale.

Fourth Quarter 2016 Supplemental Reporting Package	Page 7

Guidance (unaudited, dollar amounts in millions, except per share and unit data)

Guidance

	2017 Estimate
	Current Guidance
	Low	High	Notes
Net earnings per common share – diluted(1)	$0.46	$0.56	Excludes potential non-cash interest expense related to hedge ineffectiveness and gains related to future disposition.
FFO, as adjusted, per common share and unit – diluted(1)	$2.32	$2.42	Excludes potential non-cash interest expense impact of hedge ineffectiveness and gains related to future dispositions.

Operating Metrics:			Does not consider potential future acquisitions or dispositions.
Average consolidated operating occupancy	96.00%	97.30%
Same store NOI growth – cash basis	6.00%	7.00%	Assumed amounts exclude revenue from lease terminations.
Same store NOI growth – straight-line basis	3.00%	4.00%	Assumed amounts exclude revenue from lease terminations.

Capital Deployment:
Development starts	$225	$325	Represents our total projected investment for construction projects.
Acquisitions	$0	$100	Focus on value-add.

Capital Funding:
Dispositions	$100	$200
Equity issuance	$11	$111

General and administrative expense	$27.75	$29.25

Reconciliation of net earnings per share to FFO per common share and unit:
Net earnings per common share – diluted	$0.46	$0.56
Adjustments:
Gains on disposition of real estate interest	0.00	0.00
Real estate related depreciation and amortization	1.85	1.85	Includes proportionate share of real estate depreciation and amortization from unconsolidated joint ventures.
Noncontrolling interest in adjustments	0.01	0.01
FFO per common share and unit – diluted	$2.32	$2.42	FFO as defined by the National Association of Real Estate Investment Trusts (NAREIT).
Adjustments:
Hedge ineffectiveness (non-cash)	0.00	0.00
FFO, as adjusted, per common share and unit – diluted	$2.32	$2.42

(1)	Net earnings and FFO guidance are based on the significant assumptions as follows.

Fourth Quarter 2016 Supplemental Reporting Package	Page 8

Components of Net Asset Value (unaudited, amounts in thousands)

Cash Net Operating Income ("Cash NOI")	For the Three Months Ended December 31, 2016
NOI(1)	$77,595
Less:
Revenue from lease terminations	(8)
Straight-line rents, net of related bad debt expense	(4,263)
Net amortization of below market rents	(731)
Cash NOI, excluding revenue from lease terminations(1)	72,593
Proportionate share of Cash NOI from unconsolidated joint ventures(2)	3,624
Proportionate share of Cash NOI relating to noncontrolling interests	(497)
Cash NOI attributable to common stockholders(1)	75,720

NOI adjustments to normalize Cash NOI:
Partial quarter adjustment for properties acquired(3)	157
Partial quarter adjustment for properties disposed(4)	(163)
Partial quarter adjustment for development and redevelopment properties stabilized(5)	884
NOI adjustments, net	878
Proforma Cash NOI(1)	$76,598

Other income:
Institutional capital management fees	$377

Balance Sheet Items	As of December 31, 2016
Other assets:
Cash and cash equivalents	$10,286
Restricted cash	7,346
Other receivables, net	8,828
Other tangible assets, net(6)	22,310
Development properties at book value(7)	161,381
Properties in pre-development at book value(8)	52,998
Redevelopment properties at book value	29,754
Land held at book value	7,698
Other assets	$300,601

Liabilities:
Line of credit	$75,000
Senior unsecured notes(9)	1,361,000
Mortgage notes(10)	192,889
DCT's proportionate share of debt related to unconsolidated joint ventures(11)	35,168
Accounts payable and accrued expenses	93,097
Distributions payable	29,622
Tenant prepaids and security deposits	32,884
Other tangible liabilities	5,903
Estimated liability to stabilize Q4 2016 building acquisitions, if applicable	956
Liabilities	$1,826,519

Other information:(12)
Common shares outstanding at period end	91,516
Operating partnership units outstanding at period end	3,528

(1)	See reconciliation of non-GAAP financial measure to net income attributable to common stockholders in Definitions.

(2)	Amount is determined as our share of Cash NOI from unconsolidated joint ventures. See Definitions for additional information.

(3)	Reflects Proforma Cash NOI adjustment required to reflect a full quarter's expected operations for assets acquired during the quarter.

(4)	Reflects Q4 2016 Cash NOI adjustment for properties disposed during the quarter.

(5)	Reflects three months of Proforma Cash NOI from development and redevelopment properties stabilized during the quarter less Cash NOI generated during the quarter.

(6)	Excludes goodwill of approximately $0.9 million and deferred loan costs, net of amortization of approximately $2.2 million.

(7)	Excludes our proportionate share of 16 acres of land classified as under construction for the future development of a 0.4 million square foot property at SCLA.

(8)	Excludes our proportionate share of 144 acres of land available for development.

(9)	Excludes $1.9 million of discounts and $7.1 million of deferred loan costs, net of amortization.

(10)	Excludes $2.1 million of premiums, $0.3 million of deferred loan costs, net of amortization and $7.3 million of noncontrolling interests' share of consolidated debt.

(11)	Amount is determined as our share of debt related to unconsolidated joint ventures. See Definitions for additional information.

(12)	Excludes 0.6 million of participating securities and 0.1 million of potentially dilutive securities.

Fourth Quarter 2016 Supplemental Reporting Package	Page 9

Property Overview (unaudited)

As of December 31, 2016

Markets	Number of Buildings	Square Feet	Percentage of Total Square Feet	Occupancy Percentage(1)	Annualized Base Rent (2) (3)	Annualized Base Rent per Occupied Square Foot	Percentage of Total Annualized Base Rent
CONSOLIDATED OPERATING:		(in thousands)			(in thousands)
Atlanta	35	7,347	11.1%	92.6%	$22,221	$3.27	7.6%
Baltimore/Washington D.C.	19	2,308	3.5%	97.9%	15,601	6.91	5.3%
Charlotte	1	472	0.7%	100.0%	1,698	3.60	0.6%
Chicago	36	8,043	12.1%	94.8%	30,352	3.98	10.4%
Cincinnati	30	3,243	4.9%	95.9%	11,643	3.74	4.0%
Dallas	40	5,668	8.6%	97.9%	20,495	3.69	7.0%
Denver	8	1,115	1.7%	95.4%	5,546	5.22	1.9%
Houston	37	4,537	6.8%	97.5%	26,103	5.90	8.9%
Indianapolis	2	844	1.3%	100.0%	3,394	4.02	1.2%
Louisville	1	300	0.5%	79.2%	808	3.40	0.3%
Memphis	2	1,385	2.1%	100.0%	3,837	2.77	1.3%
Miami(4)	12	1,491	2.3%	99.0%	11,661	7.90	3.9%
Nashville	4	2,064	3.1%	100.0%	6,815	3.30	2.3%
New Jersey	8	1,313	2.0%	100.0%	7,988	6.08	2.7%
Northern California	30	4,402	6.6%	100.0%	27,898	6.34	9.5%
Orlando	21	1,962	3.0%	96.0%	8,072	4.29	2.8%
Pennsylvania	13	3,038	4.6%	100.0%	13,956	4.59	4.8%
Phoenix	25	2,616	3.9%	98.2%	11,350	4.42	3.9%
Seattle	29	3,734	5.6%	97.5%	20,658	5.67	7.1%
Southern California(4)	48	8,785	13.3%	99.0%	42,013	4.83	14.4%
Total/weighted average – operating properties	401	64,667	97.7%	97.2%	292,109	4.65	99.9%

DEVELOPMENT PROPERTIES:
Atlanta	1	549	0.8%	41.4%	—	—	0.0%
Dallas	1	347	0.5%	52.3%	—	—	0.0%
Orlando	1	95	0.1%	0.0%	—	—	0.0%
Seattle	1	251	0.4%	0.0%	—	—	0.0%
Total/weighted average – development properties	4	1,242	1.8%	32.9%	—	—	0.0%

REDEVELOPMENT PROPERTIES:
Chicago	1	101	0.2%	0.0%	—	—	0.0%
Seattle	1	103	0.1%	38.8%	276	6.93	0.1%
Southern California	1	115	0.2%	0.0%	—	—	0.0%
Total/weighted average – redevelopment properties	3	319	0.5%	12.5%	276	6.93	0.1%

Total/weighted average – consolidated properties	408	66,228	100.0%	95.6%	$292,385	$4.62	100.0%

See footnotes on next page.

Fourth Quarter 2016 Supplemental Reporting Package	Page 10

Property Overview (continued)

As of December 31, 2016

Markets	Number of Buildings	Percentage Owned(5)	Square Feet	Percentage of Total Square Feet	Occupancy Percentage(1)	Annualized Base Rent(2)	Annualized Base Rent per Occupied Square Foot	Percentage of Total Annualized Base Rent
UNCONSOLIDATED OPERATING PROPERTIES:(6)			(in thousands)			(in thousands)
Southern California Logistics Airport(7)	7	50.0%	2,605	33.3%	99.9%	$10,049	$3.86	33.2%
Total/weighted average - unconsolidated operating properties	7	50.0%	2,605	33.3%	99.9%	10,049	3.86	33.2%

OPERATING PROPERTIES IN CO-INVESTMENT VENTURES:
Chicago	2	20.0%	1,033	13.2%	100.0%	4,629	4.48	15.3%
Cincinnati	1	20.0%	543	6.9%	100.0%	2,145	3.95	7.1%
Dallas	1	20.0%	540	6.9%	100.0%	1,809	3.35	6.0%
Denver	5	20.0%	773	9.9%	92.0%	3,892	5.47	12.8%
Louisville	3	10.0%	609	7.8%	82.8%	1,652	3.27	5.4%
Nashville	2	20.0%	1,020	13.1%	100.0%	2,896	2.84	9.5%
Orlando	2	20.0%	696	8.9%	100.0%	3,231	4.64	10.7%
Total/weighted average — co-investment operating properties	16	18.8%	5,214	66.7%	96.8%	20,254	4.01	66.8%
Total/weighted average —unconsolidated properties	23	29.2%	7,819	100.0%	97.8%	$30,303	$3.96	100.0%

(1)	Based on leases commenced as of December 31, 2016.

(2)	Annualized base rent is calculated as monthly contractual base rent (cash basis) per the terms of the lease, as of December 31, 2016, multiplied by 12.

(3)
Excludes total annualized base rent associated with tenants currently in free rent periods of $12.5 million, which includes our proportionate share of free rent from unconsolidated joint ventures and excludes free rent related to development and redevelopment properties not yet placed into operation or stabilized during the three months ended December 31, 2016, based on the first month of cash base rent.

(4)	As of December 31, 2016, our ownership interest in the Miami and Southern California properties was 99.6% and 95.2%, respectively, based on our equity ownership weighted by square feet.

(5)	Percentage owned is based on equity ownership weighted by square feet.

(6)	See Definitions for additional information.

(7)
Although we contributed 100% of the initial cash equity capital required by the venture, after return of certain preferential distributions on capital invested, profits and losses are generally split 50/50.

Fourth Quarter 2016 Supplemental Reporting Package	Page 11

Consolidated Leasing Activity (unaudited)

Leasing Statistics(1)

	Number of Leases Signed	Square Feet Signed	Cash Basis Rent Growth	Straight-Line Basis Rent Growth	Weighted Average Lease Term(2)	Turnover Costs	Turnover Costs Per Square Foot
FOURTH QUARTER 2016		(in thousands)			(in months)	(in thousands)
New	16	530	8.6%	19.5%	59	$3,657	$6.90
Renewal	26	897	9.0%	19.2%	36	969	1.08
Development and redevelopment	3	187	N/A	N/A	65	N/A	N/A
Total/Weighted Average	45	1,614	8.9%	19.3%	47	$4,626	$3.24
Weighted Average Retention	78.4%

YEAR TO DATE 2016
New	87	4,736	5.3%	14.6%	67	$24,248	$5.12
Renewal	131	7,800	8.7%	20.4%	52	12,168	1.56
Development and redevelopment	21	1,753	N/A	N/A	77	N/A	N/A
Total/Weighted Average	239	14,289	7.5%	18.4%	60	$36,416	$2.90
Weighted Average Retention	76.4%

(1)	Excludes month-to-month and other short-term leases.

(2)	Assumes no exercise of lease renewal options, if any.

Fourth Quarter 2016 Supplemental Reporting Package	Page 12

Consolidated Lease Expirations (unaudited, amounts in thousands)

Lease Expirations for Consolidated Properties by Market(1)

	2017(2)		2018		2019
Markets	Square Feet	Percentage of Total Square Feet(3)	Square Feet	Percentage of Total Square Feet(3)	Square Feet	Percentage of Total Square Feet(3)
Atlanta	713	10.1%	348	5.0%	1,075	15.3%
Baltimore/Washington D.C.	323	14.3%	307	13.6%	435	19.3%
Charlotte	—	0.0%	—	0.0%	—	0.0%
Chicago	1,576	20.7%	749	9.8%	888	11.6%
Cincinnati	455	14.6%	774	24.9%	518	16.7%
Dallas	113	2.0%	1,125	19.6%	795	13.9%
Denver	259	24.4%	18	1.7%	409	38.5%
Houston	460	10.4%	476	10.8%	370	8.4%
Indianapolis	141	16.7%	—	0.0%	140	16.6%
Louisville	—	0.0%	38	16.0%	200	84.0%
Memphis	472	34.1%	—	0.0%	—	0.0%
Miami	62	4.2%	200	13.5%	105	7.1%
Nashville	—	0.0%	652	31.6%	622	30.1%
New Jersey	—	0.0%	191	14.5%	91	6.9%
Northern California	102	2.3%	412	9.4%	1,849	42.0%
Orlando	354	18.8%	204	10.8%	387	20.6%
Pennsylvania	139	4.6%	713	23.5%	873	28.7%
Phoenix	164	6.4%	649	25.3%	499	19.4%
Seattle	161	4.4%	137	3.7%	226	6.1%
Southern California	949	10.9%	246	2.8%	238	2.7%
Total	6,443	10.2%	7,239	11.4%	9,720	15.4%

Lease Expirations for Consolidated Properties Summarized(1)

Year	Square Feet Related to Expiring Leases	Annualized Base Rent of Expiring Leases(4)	Percentage of Total Annualized Base Rent
2017(2)	6,443	$28,675	8.3%
2018	7,239	33,938	9.9%
2019	9,720	44,885	13.1%
2020	7,995	44,183	12.9%
2021	10,987	66,400	19.3%
Thereafter	20,912	125,575	36.5%
Total occupied	63,296	$343,656	100.0%
Available or leased but not occupied	2,932
Total consolidated properties	66,228

(1)	Assumes no exercise of lease renewal options, if any.

(2)	Includes month-to-month and other short-term leases.

(3)	Percentage is based on consolidated occupied square feet as of December 31, 2016.

(4)	Annualized based rent includes contractual rents in effect at the date of the lease expiration.

Fourth Quarter 2016 Supplemental Reporting Package	Page 13

Acquisition and Disposition Summary (unaudited)

For the Twelve Months Ended December 31, 2016

	Property Name	Market	Size	Occupancy at Acquisition/Disposition	Occupancy at December 31, 2016
BUILDING ACQUISITIONS:			(buildings in sq. ft.)
August	Mt. Vernon Business Park (2 buildings)	Southern California	255,000	100.0%	100.0%
September	3550 Symmes Road	Cincinnati	301,000	59.9%	59.9%
September	2965 Commodore	Dallas	82,000	100.0%	100.0%
October	538-550 Taylor Road	Chicago	45,000	100.0%	100.0%
October	1400 Business Center Drive	Northern California	66,000	100.0%	100.0%
November	10000 East 45th Avenue	Denver	146,000	100.0%	100.0%
December	410-420 Fullerton Avenue	Chicago	94,000	100.0%	100.0%
Total YTD Purchase Price – $84.3 million			989,000	87.8%	87.8%

LAND ACQUISITIONS:
May	DCT Miller Road	Dallas	17.5 acres
June	DCT Terrapin Commerce Center (2 land parcels)	Baltimore/Washington D.C.	23.1 acres
July	DFW Trade Center	Dallas	9.9 acres
August	DCT Summit Distribution Center (3 land parcels)	Denver	14.6 acres
November	DCT Greenwood	Chicago	8.3 acres
December	DCT Blair Logistics Center	Seattle	53.3 acres
December	Seneca Commerce Center IV(1)	Miami	3.8 acres
Total YTD Land Purchase Price – $43.8 million			130.5 acres

Unconsolidated Joint Ventures
December	Park West N.(2)	Cincinnati	10.8 acres
Total YTD Land Purchase Price – $0.5 million

BUILDING DISPOSITIONS:
Consolidated Properties
January	Bondesen Portfolio (3 buildings)	Houston	273,000	94.0%
January	10610 Freeport Drive	Louisville	506,000	100.0%
April	West Chicago Portfolio (4 buildings)	Chicago	829,000	100.0%
April	West Chicago - 1726 Blackhawk	Chicago	249,000	100.0%
June	440 Mission Street	Chicago	63,000	0.0%
June	3157 Corporate Ave.	Northern California	36,000	100.0%
November	Franklin Road Portfolio (3 buildings)	Indianapolis	823,000	47.7%
December	11910 Shiloh Road	Dallas	102,000	100.0%
Total YTD Sales Price – $128.7 million			2,881,000	82.3%

Unconsolidated Joint Ventures
September	6900 Riverport Drive	Louisville	126,000	32.7%
Total YTD Sales Price – $0.5 million(3)			126,000	32.7%

(1)	DCT purchased a 90% interest in the property and consolidated the land as of December 31, 2016.

(2)
DCT purchased a 20% interest in the land through our DCT/SPF Industrial Operating LLC joint venture. The land is not included in our "Land held" on our Consolidated Balance Sheets as of December 31, 2016.

(3)	The sales price reflects our share of gross proceeds from the property sold by the unconsolidated joint venture.

Fourth Quarter 2016 Supplemental Reporting Package	Page 14

Development Overview (unaudited, amounts in thousands, except acres and number of buildings)

As of December 31, 2016

							Cost Incurred
Project	Market	Acres	Number of Buildings	Square Feet	Percentage Owned(1)		Q4-2016	Cumulative Costs at 12/31/2016	Projected Investment	Completion Date(2)	Percentage Leased(3)
Development Activities:
Stabilized in Q4 2016
DCT Freeport West	Dallas	7	1	108	100%		$661	$10,319	$10,324	Q3-2016	100%
DCT Northwest Crossroads Logistics Centre II	Houston	18	1	320	100%		968	23,311	23,311	Q2-2015	100%
DCT Fife Distribution Center North	Seattle	9	1	152	100%		660	13,087	13,090	Q1-2016	100%
	Total	34	3	580	100%		$2,289	$46,717	$46,725		100%
Projected Stabilized Yield(4)		7.8%

Development Projects in Lease Up
DCT North Satellite Distribution Center	Atlanta	47	1	549	100%		$5,090	$24,074	$29,894	Q4-2016	41%
DCT Waters Ridge	Dallas	18	1	347	100%		1,479	18,501	20,509	Q4-2016	52%
DCT Airport Distribution Center Building D	Orlando	6	1	95	100%		65	5,779	7,092	Q3-2016	0%
DCT White River Corporate Center North	Seattle	13	1	251	100%		1,992	17,923	21,036	Q4-2016	0%
		84	4	1,242	100%		$8,626	$66,277	$78,531		33%
Under Construction
DCT Central Avenue	Chicago	54	1	190	100%		$3,670	$33,065	$62,523	Q3-2017	100%
DCT Stockyards Industrial Center	Chicago	10	1	167	100%		4,758	11,158	15,509	Q1-2017	0%
DCT Greenwood	Chicago	8	1	140	100%		1,989	1,989	11,313	Q4-2017	0%
DCT Miller Road	Dallas	17	1	270	100%		731	3,357	15,247	Q3-2017	0%
DCT DFW Trade Center	Dallas	10	1	112	100%		450	2,171	9,606	Q3-2017	0%
DCT Commerce Center Building C	Miami	8	1	136	100%		1,620	11,937	14,731	Q1-2017	86%
DCT Commerce Center Building E	Miami	10	1	162	100%		417	6,760	18,931	Q4-2017	83%
Seneca Commerce Center Building I	Miami	13	1	222	90%		220	3,877	21,811	Q3-2017	0%
DCT Arbor Avenue	No. California	40	1	796	100%		5,307	20,790	52,957	Q3-2017	0%
SCLA Building 18(5)	So. California	16	1	370	50%	(6)	458	1,612	17,555	Q3-2017	42%
	Total	186	10	2,565	92%		$19,620	$96,716	$240,183		23%

Total Projects Under Development		270	14	3,807	95%		$28,246	$162,993	$318,714		26%
Projected Stabilized Yield – Projects Under Development(4)		7.5%

Pre-Development
DCT Terrapin Commerce Center Buildings I & II	Baltimore/Washington D.C.	23			100%		$186	$6,970
DCT Summit Distribution Center	Denver	12			100%		195	2,454
DCT Commerce Center Building D	Miami	8			100%		281	5,137
Seneca Commerce Center Building II	Miami	11			90%		45	1,998
Seneca Commerce Center Building III	Miami	11			90%		56	1,877
Seneca Commerce Center Building IV	Miami	4			90%		3,010	3,010
DCT Airport Distribution Center Building E	Orlando	6			100%		45	1,463
DCT Airport Distribution Center Building F	Orlando	6			100%		26	1,405
Blair Logistics Center Bldg A	Seattle	26			100%		14,397	14,397
Blair Logistics Center Bldg B	Seattle	21			100%		11,335	11,335
Blair Logistics Storage Yard	Seattle	6			100%		2,952	2,952
	Total	134					$32,528	$52,998

(1)	Percentage owned is based on equity ownership weighted by square feet.

(2)	The completion date represents the date of building shell-completion or estimated date of shell-completion.

(3)	Percentage leased is computed as of the press release date.

(4)	Yield computed on a GAAP basis including rents on a straight-line basis.

(5)
During December 2016, DCT commenced construction on SCLA Building 18, a 370,000 square foot building located in our SCLA unconsolidated joint venture. The cumulative costs of $1.6 million represent the unconsolidated joint venture's cumulative costs and are not included in our “Properties under development” on our Consolidated Balance Sheets as of December 31, 2016.

(6)
Although we contributed 100% of the initial cash equity capital required by the venture, after return of certain preferential distributions on capital invested, profits and losses are generally split 50/50. See Definitions for additional information.

Fourth Quarter 2016 Supplemental Reporting Package	Page 15

Redevelopment Overview (unaudited, amounts in thousands, except acres and number of buildings)

As of December 31, 2016

						Cost Incurred
Project	Market	Acres	Number of Buildings	Square Feet	Percentage Owned(1)	Q4-2016	Cumulative Costs at 12/31/2016	Projected Investment	Completion Date(2)	Percentage Leased(3)
Consolidated Redevelopment Activities:
Stabilized in Q4 2016
22290 Hathaway	No. California	12	1	297	100%	$2,084	$31,536	$32,315	Q4-2016	100%
Projected Stabilized Yield(4)		6.8%
Redevelopment Projects in Lease Up
2201 Arthur Avenue	Chicago	5	1	101	100%	$316	$8,842	$9,643	Q3-2016	0%
5555 8th Street East	Seattle	6	1	103	100%	103	11,078	11,964	Q2-2016	39%
Total Redevelopment Projects In Lease Up		11	2	204	100%	$419	$19,920	$21,607		20%

Redevelopment Projects Under Construction
10810 Painter Avenue	So. California	5	1	115	100%	$170	$9,834	$12,669	Q2-2017	0%

Total Redevelopment Projects in Lease Up and Under Construction		16	3	319	100%	$589	$29,754	$34,276		12%
Projected Stabilized Yield – Projects Under Redevelopment(4)		6.0%

(1)	Percentage owned is based on equity ownership weighted by square feet.

(2)	The completion date represents the date of building shell-completion or estimated date of shell-completion.

(3)	Percentage leased is computed as of the press release date.

(4)	Yield computed on a GAAP basis including rents on a straight-line basis.

Fourth Quarter 2016 Supplemental Reporting Package	Page 16

Indebtedness (unaudited, dollar amounts in thousands)

As of December 31, 2016

Description	Stated Interest Rate	Effective Interest Rate(1)	Maturity Date	Balance as of December 31 2016
SENIOR UNSECURED NOTES:
2017 Notes, fixed rate	6.31%	6.31%	June 2017	$51,000
2018 Notes, fixed rate	5.62%	5.62%	June & August 2018	81,500
2019 Notes, fixed rate	4.97%	4.97%	August 2019	46,000
2020 Notes, fixed rate	5.43%	5.43%	April 2020	50,000
2021 Notes, fixed rate	6.70%	6.70%	June & August 2021	92,500
2022 Notes, fixed rate	4.61%	7.13%	August & September 2022	130,000
2023 Notes, fixed rate	4.62%	4.87%	August & October 2023	310,000
2024 Notes, fixed rate	3.75%	3.75%	August 2024	80,000
2026 Notes, fixed rate	3.92%	3.92%	August 2026	90,000
2028 Notes, fixed rate	4.02%	4.02%	August 2028	80,000
Premiums (discounts), net of amortization				(1,919)
Deferred loan costs, net of amortization				(4,647)
				1,004,434
MORTGAGE NOTES:
Fixed rate secured debt	6.01%	5.26%	April 2017 – August 2025	200,210
Premiums (discounts), net of amortization				2,058
Deferred loan costs, net of amortization				(309)
				201,959
BANK UNSECURED CREDIT FACILITIES:
Senior unsecured revolving credit facility(2)	1.72%	1.72%	April 2019	75,000
2017 Notes, variable rate(3)	1.82%	1.82%	April 2017	25,000
2020 Notes, variable rate(3)	1.82%	1.82%	April 2020	125,000
2022 Notes, fixed rate(4)	3.31%	3.31%	December 2022	200,000
Deferred loan costs, net of amortization				(2,465)
				422,535

Total carrying value of consolidated debt				$1,628,928

Fixed rate debt	4.80%	4.98%		86%
Variable rate debt	1.78%	1.78%		14%
Weighted average interest rate	4.38%	4.54%		100%

DCT PROPORTIONATE SHARE OF UNCONSOLIDATED JOINT VENTURE DEBT(5)
Stirling Capital Investments (SCLA)				$35,168

Scheduled Principal Payments of Debt as of December 31, 2016 (excluding premiums, discounts and deferred loan costs)

Year	Senior Unsecured Notes	Mortgage Notes	Bank Unsecured Credit Facilities	Total
2017	$51,000	$41,079	$25,000	$117,079
2018	81,500	6,747	—	88,247
2019	46,000	51,344	75,000	172,344
2020	50,000	71,933	125,000	246,933
2021	92,500	18,436	—	110,936
2022	130,000	3,116	200,000	333,116
2023	310,000	6,366	—	316,366
2024	80,000	739	—	80,739
2025	—	450	—	450
2026	90,000	—	—	90,000
Thereafter	80,000	—	—	80,000
Total	$1,011,000	$200,210	$425,000	$1,636,210

(1)	Effective interest rate includes direct hedging costs (excludes hedge ineffectiveness) and mark-to-market adjustments.

(2)
The $400.0 million senior unsecured revolving credit facility matures April 8, 2019 and bears interest at a variable rate equal to LIBOR, plus a margin of between 0.875% to 1.55% per annum or, at our election, an alternate base rate plus a margin of between 0.00% to 0.55% per annum, depending on our public debt credit rating. There was $323.1 million available under the senior unsecured revolving credit facility, net of two letters of credit totaling $1.9 million as of December 31, 2016.

(3)
The senior unsecured $125.0 million and $25.0 million term loans mature April 8, 2020 and April 8, 2017, respectively. The senior unsecured term loans bear interest at a variable rate equal to LIBOR, plus a margin, depending on our public debt credit rating, of between 0.90% to 1.75% per annum or, at our election, an alternate base rate plus a margin of between 0.00% to 0.75% per annum.

(4)
The senior unsecured $200.0 million term loan matures December 10, 2022 and bears interest at a variable rate equal to LIBOR, plus a margin, depending on our public debt credit rating, of between 1.45% to 2.40% per annum or, at our election, an alternate base rate plus a margin of between 0.45% to 1.40% per annum. On December 11, 2015, we entered into a pay-fixed, receive-floating interest rate swap, which effectively fixes the interest rate on the term loan at 3.31% through maturity.

(5)
Although we contributed 100% of the initial cash equity capital required by the venture, after return of certain preferential distributions on capital invested, profits and losses are generally split 50/50. See Definitions for additional information.

Fourth Quarter 2016 Supplemental Reporting Package	Page 17

Capitalization, Dividend Yield and Fixed Charge Coverage Ratio (unaudited, amounts in thousands, except share prices)

Capitalization at December 31, 2016

Description	Shares or Units(1)	Share Price	Market Value

Common shares outstanding	91,516	$47.88	$4,381,786
Operating partnership units outstanding	3,528	$47.88	168,921
Total equity market capitalization			4,550,707

Consolidated debt, excluding deferred loan costs of $7.4 million			1,636,349
Less: Noncontrolling interests’ share of consolidated debt(2)			(7,321)
Proportionate share of debt related to unconsolidated joint ventures(3)			35,168
DCT share of total debt			1,664,196
Total market capitalization			$6,214,903

DCT share of total debt to total market capitalization			26.8%

Common Stock Dividend Yield

	For the Three Months Ended
	12/31/2016	9/30/2016	6/30/2016	3/31/2016	12/31/2015
Dividend declared per common share	$0.31	$0.29	$0.29	$0.29	$0.29
Price per share	$47.88	$48.55	$48.04	$39.47	$37.37
Dividend yield – annualized	2.6%	2.4%	2.4%	2.9%	3.1%

Fixed Charge Coverage Ratio

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2016	2015	2016	2015
Net income attributable to common stockholders	$19,691	$38,549	$93,060	$94,048
Interest expense	16,205	13,464	64,035	54,055
Proportionate share of interest expense from unconsolidated joint ventures(3)	273	274	1,100	1,244
Real estate related depreciation and amortization	41,090	39,134	161,334	156,010
Proportionate share of real estate related depreciation and amortization from unconsolidated joint ventures(3)	1,205	1,102	4,500	4,739
Income tax expense and other taxes	81	24	591	736
Stock-based compensation(4)	1,542	5,063	5,695	8,945
Noncontrolling interests	1,038	2,035	4,976	8,917
Non-FFO gain on dispositions of real estate interests	(6,800)	(36,803)	(49,852)	(77,871)
Impairment losses	—	1,914	—	2,285
Adjusted EBITDA	$74,325	$64,756	$285,439	$253,108

CALCULATION OF FIXED CHARGES:
Interest expense	$16,205	$13,464	$64,035	$54,055
Capitalized interest	2,254	3,796	9,902	15,849
Amortization of loan costs and debt premium/discount	(255)	232	(942)	508
Other non-cash interest expense	(156)	(1,025)	(3,680)	(4,097)
Proportionate share of interest expense from unconsolidated joint ventures(3)	273	274	1,100	1,244
Total fixed charges	$18,321	$16,741	$70,415	$67,559

Fixed charge coverage ratio	4.1x	3.9x	4.1x	3.7x

(1)	Excludes 0.5 million of unvested Long-Term Incentive Plan Units, 0.1 million shares of unvested Restricted Stock and 0.1 million Phantom Shares outstanding as of December 31, 2016.

(2)	Amount includes the portion of consolidated debt related to properties in which there are noncontrolling ownership interests.

(3)	Amounts are determined based on our ownership share of such amounts from the unconsolidated joint ventures. See Definitions for additional information.

(4)	Includes approximately $3.6 million of severance costs for the three and twelve months ended December 31, 2015.

Fourth Quarter 2016 Supplemental Reporting Package	Page 18

Debt Covenants and Credit Ratings (unaudited)

Debt Covenant Summary as of December 31, 2016

Senior Unsecured Notes(1)	Covenant	Actual Ratio
Leverage ratio	< 55%	36.6%
Fixed charge coverage ratio	> 1.5 x	3.67 x
Secured debt leverage ratio	< 45%	5.8%
Unencumbered assets to unsecured debt	> 1.67 x	2.63 x

Bank Unsecured Credit Facilities(1)	Covenant	Actual Ratio
Leverage ratio	< 60%	32.2%
Fixed charge coverage ratio	> 1.5 x	3.75 x
Secured debt leverage ratio	< 35%	4.5%

Bond Indentures(1)	Covenant	Actual Ratio
Leverage ratio	< 60%	35.8%
Fixed charge coverage ratio	> 1.5 x	3.90 x
Secured debt leverage ratio	< 40%	4.4%
Unencumbered assets to unsecured debt	> 1.50 x	2.76 x

Credit Ratings

Agency	Rating
Moody's	Baa2 (Stable)
Standard & Poor's	BBB (Stable)

(1)
Calculations are compiled in accordance with the note purchase agreement, credit agreement and bond indenture agreement, respectively, based upon definitions contained therein. The Company is not presenting these ratios and the related calculations for any purpose other than informational, and it is not intending for these measures to provide information to investors about the Company’s financial condition or results of operations.

Fourth Quarter 2016 Supplemental Reporting Package	Page 19

Investment in Unconsolidated Joint Ventures Summary (unaudited, dollar amounts in thousands)

Statement of Operations and Other Data

	For the Twelve Months Ended December 31, 2016
	TRT-DCT JV III	JP Morgan	Stirling Capital Investments
Total rental revenues	$2,125	$22,708	$13,123
Rental expenses and real estate taxes	(639)	(5,614)	(1,993)
Depreciation and amortization	(1,009)	(9,611)	(5,036)
General and administrative expense	(9)	(836)	(986)
Operating income	468	6,647	5,108
Interest expense	—	—	(3,144)
Interest and other income (expense)	1,216	(25)	5
Net income	$1,684	$6,622	$1,969
Other Data:
Number of properties	3	13	7
Square feet (in thousands)	609	4,605	2,605
Occupancy	82.8%	98.7%	99.9%
DCT ownership(1)	10.0%	20.0%	50.0%	(2)

Balance Sheet

	As of December 31, 2016
	TRT-DCT JV III	JP Morgan	Stirling Capital Investments
Total investment in properties	$20,359	$273,805	$131,667
Accumulated depreciation and amortization	(5,398)	(75,292)	(31,648)
Net investment in properties	14,961	198,513	100,019
Cash and cash equivalents	446	3,298	1,388
Other assets	442	4,455	2,265
Total assets	$15,849	$206,266	$103,672

Other liabilities	$559	$5,988	$3,055
Secure debt maturities – 2017	—	—	70,200	(3)
Secure debt maturities – 2021	—	—	8,425	(3)
Total secured debt	—	—	78,625
Total liabilities	559	5,988	81,680
Partners or members' capital	15,290	200,278	21,992
Total liabilities and partners or members' capital	$15,849	$206,266	$103,672

(1)	See Definitions for additional information.

(2)
Although we contributed 100% of the initial cash equity capital required by the venture, after return of certain preferential distributions on capital invested, profits and losses are generally split 50/50.

(3)
$70.3 million of debt, excluding $0.1 million of deferred loan costs, requires interest only payments through October 2017 and has a variable interest rate of LIBOR plus 2.2%. $8.4 million of debt is payable to DCT and requires principal and interest payments through November 2021 and has a fixed interest rate of 8.5%.

Fourth Quarter 2016 Supplemental Reporting Package	Page 20

Definitions

Adjusted EBITDA:
Adjusted EBITDA represents net income (loss) attributable to common stockholders before interest, taxes, depreciation, amortization, stock-based compensation expense, noncontrolling interests, impairment losses, and proportionate share of interest, depreciation and amortization from unconsolidated joint ventures, and excludes non-FFO gains and losses on disposed assets and business combinations. We use Adjusted EBITDA to measure our operating performance and to provide investors relevant and useful information because it allows fixed income investors to view income from our operations on an unleveraged basis before the effects of non-cash items, such as depreciation and amortization.

Annualized Base Rent:
Annualized Base Rent is calculated as monthly contractual base rent (cash basis) per the terms of the lease, as of period end, multiplied by 12.

Capital Expenditures:
Capital Expenditures include building and land improvements, development and redevelopment costs, Due Diligence Capital (defined below), casualty costs and tenant improvement. As required by GAAP, leasing costs required to maintain current revenues and/or improve real estate assets are capitalized.

Cash Basis Rent Growth:
Cash Basis Rent Growth is the percentage change in base rent due in the first month after the lease commencement date compared to the base rent of the last month prior to the termination of the lease. New leases where there were no prior comparable leases or materially different lease structures are excluded. Free rent periods are not considered.

Cash Net Operating Income (“Cash NOI”):
We calculate Cash NOI as NOI (as defined on next page) excluding non-cash amounts recorded for straight-line rents including related bad debt expense and the amortization of above and below market rents. See definition of NOI for additional information. DCT Industrial considers Cash NOI to be an appropriate supplemental performance measure because Cash NOI reflects the operating performance of DCT Industrial’s properties and excludes certain non-cash items that are not considered to be controllable in connection with the management of the property such as accounting adjustments for straight-line rent and the amortization of above or below market rent. Additionally, DCT Industrial presents Cash NOI, excluding revenue from lease terminations, as such revenue is not considered indicative of recurring operating performance.

Cash NOI, Excluding Revenue From Lease Terminations:
See definition within Cash Net Operating Income above.

Due Diligence Capital:
Costs identified during due diligence required to bring an asset up to our property standards. These costs are generally incurred within 12 months of the acquisition date.

Effective Interest Rate:
Reflects the impact to interest rates of GAAP amortization of discounts/premiums and hedging transactions. These rates do not reflect the impact of facility or administrative fees, amortization of loan costs or hedge ineffectiveness.

Fixed Charge Coverage Ratio:
We calculate Fixed Charge Coverage Ratio as Adjusted EBITDA divided by total Fixed Charges. Fixed Charges include interest expense, interest capitalized, our proportionate share of our unconsolidated joint venture interest expense and adjustments for amortization of discounts, premiums, loan costs and other non-cash interest expense. We consider Fixed Charge Coverage Ratio to be an appropriate supplemental measure of our ability to satisfy fixed financing obligations.

Funds From Operations (“FFO”):
DCT Industrial believes that net income (loss) attributable to common stockholders, as defined by GAAP, is the most appropriate earnings measure.  However, DCT Industrial considers funds from operations (“FFO”), as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), to be a useful supplemental, non-GAAP measure of DCT Industrial’s operating performance.  NAREIT developed FFO as a relative measure of performance of an equity REIT in order to recognize that the value of income-producing real estate historically has not depreciated on the basis determined under GAAP.  FFO is generally defined as net income attributable to common stockholders, calculated in accordance with GAAP, plus real estate-related depreciation and amortization, less gains from dispositions of operating real estate held for investment purposes, plus impairment losses on depreciable real estate and impairments of in substance real estate investments in investees that are driven by measurable decreases in the fair value of the depreciable real estate held by the unconsolidated joint ventures and adjustments to derive DCT Industrial’s proportionate share of FFO of unconsolidated joint ventures.  We exclude gains and losses on business combinations and include the gains or losses from dispositions of properties which were acquired or developed with the intention to sell or contribute to an investment fund in our definition of FFO.  Although the NAREIT definition of FFO predates the guidance for accounting for gains and losses on business combinations, we believe that excluding such gains and losses is consistent with the key objective of FFO as a performance measure.  We also present FFO, as adjusted, which excludes hedge ineffectiveness, certain severance costs, acquisition costs, debt modification costs and impairment losses on properties which are not depreciable.  We believe that FFO excluding hedge ineffectiveness, certain severance costs, acquisition costs, debt modification costs and impairment losses on non-depreciable real estate is useful supplemental information regarding our operating performance as it provides a more meaningful and consistent comparison of our operating performance and allows investors to more easily compare our operating results.  Readers should note that FFO captures neither the changes in the value of DCT Industrial’s properties that result from use or market conditions, nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of DCT Industrial’s properties, all of which have real economic effect and could materially impact DCT Industrial’s results from operations. NAREIT’s definition of FFO is subject to interpretation, and modifications to the NAREIT definition of FFO are common. Accordingly, DCT Industrial’s FFO may not be comparable to other REITs’ FFO and FFO should be considered only as a supplement to net income (loss) as a measure of DCT Industrial’s performance.

FFO, As Adjusted:
See definition within Funds From Operations above.

Free Rent:
Free rent represents the estimated base rent forgone during the period while a tenant occupies a space but does not pay any base rent. Such amount is calculated for a given space as the monthly contractual base rent amount of the first month following the free rent period multiplied by the number of months of abated rent. For any period in which a space is occupied for less than a full month, if occupancy begins prior to the 16th of the month, a full month of free rent is included in the calculation, and if occupancy begins on or after the 16th of the month, no free rent would be included in the calculation for that month.
GAAP:
United States generally accepted accounting principles.

Land Held:
Land Held that is not intended to be improved or developed in the near future.

Net Effective Rent:
Average monthly base rental income over the term of the lease, calculated on a straight-line basis.

Fourth Quarter 2016 Supplemental Reporting Package	Page 21

Definitions (continued)

Net Operating Income (“NOI”):
NOI is defined as rental revenues, which includes expense reimbursements, less rental expenses and real estate taxes, and excludes institutional capital management fees, depreciation, amortization, casualty and involuntary conversion gain (loss), impairment, general and administrative expenses, equity in earnings (loss) of unconsolidated joint ventures, interest expense, interest and other income and income tax expense and other taxes. DCT Industrial considers NOI to be an appropriate supplemental performance measure because NOI reflects the operating performance of DCT Industrial’s properties and excludes certain items that are not considered to be controllable in connection with the management of the properties such as amortization, depreciation, impairment, interest expense, interest and other income, income tax expense and other taxes and general and administrative expenses. We also present NOI excluding lease termination revenue as it is not considered to be indicative of recurring operating performance. However, NOI should not be viewed as an alternative measure of DCT Industrial’s financial performance since it excludes expenses which could materially impact our results of operations. Further, DCT Industrial’s NOI may not be comparable to that of other real estate companies, as they may use different methodologies for calculating NOI. Therefore, DCT Industrial believes net income, as defined by GAAP, to be the most appropriate measure to evaluate DCT Industrial’s overall financial performance.

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2016	2015	2016	2015
Reconciliation of net income attributable to common stockholders to NOI: (amounts in thousands)
Net income attributable to common stockholders	$19,691	$38,549	$93,060	$94,048
Net income attributable to noncontrolling interests	1,038	2,035	4,976	8,917
Income tax expense and other taxes	81	24	591	736
Interest and other (income) expense	30	(31)	(551)	40
Interest expense	16,205	13,464	64,035	54,055
Equity in earnings of unconsolidated joint ventures, net	(1,135)	(937)	(4,118)	(7,273)
General and administrative expense	8,290	9,665	29,280	34,577
Real estate related depreciation and amortization	41,090	39,134	161,334	156,010
Impairment losses	—	1,914	—	2,285
Development profit, net of taxes	—	—	—	(2,627)
Gain on dispositions of real estate interests	(6,843)	(36,785)	(49,895)	(77,871)
Casualty gain	(475)	(414)	(2,753)	(414)
Institutional capital management and other fees	(377)	(472)	(1,416)	(1,606)
Total NOI	77,595	66,146	294,543	260,877
Less NOI – non-same store properties	(12,783)	(5,694)	(56,551)	(34,550)
Same store NOI	64,812	60,452	237,992	226,327
Less revenue from lease terminations	(8)	(106)	(359)	(2,052)
Add early termination straight-line rent adjustment	5	(1)	167	255
Same store NOI, excluding revenue from lease terminations	64,809	60,345	237,800	224,530
Less straight-line rents, net of related bad debt expense	(1,088)	(1,764)	(4,398)	(3,802)
Less amortization of above/(below) market rents	(594)	(636)	(2,204)	(2,426)
Same store Cash NOI, excluding revenue from lease terminations	$63,127	$57,945	$231,198	$218,302

Fourth Quarter 2016 Supplemental Reporting Package	Page 22

Definitions (continued)

Proforma Cash NOI:
DCT Industrial considers Proforma Cash NOI to be a useful measure to assist investors and analysts in estimating the fair value of certain assets of our Company.  The assessment of Proforma Cash NOI is subjective in that it involves estimates and assumptions and can be calculated using various methods. DCT Industrial’s Proforma Cash NOI may not be comparable to that of other real estate companies.

For the Three Months Ended December 31, 2016
Reconciliation of net income attributable to common stockholders to Proforma Cash NOI: (amounts in thousands)
Net income attributable to common stockholders	$19,691
Net income attributable to noncontrolling interests	1,038
Income tax expense and other taxes	81
Interest and other income	30
Interest expense	16,205
Equity in earnings of unconsolidated joint ventures, net	(1,135)
General and administrative expense	8,290
Real estate related depreciation and amortization	41,090
Gain on dispositions of real estate interests	(6,843)
Casualty gain	(475)
Institutional capital management and other fees	(377)
Total NOI	77,595
Less:
Revenue from lease terminations	(8)
Straight-line rents, net of related bad debt expense	(4,263)
Net amortization of below market rents	(731)
Cash NOI, excluding revenue from lease terminations	72,593
Proportionate share of Cash NOI from unconsolidated joint ventures(1)	3,624
Proportionate share of Cash NOI relating to noncontrolling interests	(497)
Cash NOI attributable to common stockholders	75,720

NOI adjustments to normalize Cash NOI:
Partial quarter adjustment for properties disposed	(163)
Partial quarter adjustment for properties acquired	157
Partial quarter adjustment for development and redevelopment properties stabilized	884
NOI adjustments, net	878
Proforma Cash NOI	$76,598

(1)	Amount is determined as our share of Cash NOI from unconsolidated joint ventures. See Unconsolidated Joint Ventures definition for additional information.

Projected Investment:
An estimate of total expected costs to stabilize properties in accordance with GAAP.

Projected Stabilized Yield:
Calculated as projected stabilized NOI divided by total projected investment for developments and redevelopments.

Purchase Price:
Contractual price agreed upon by the owner and buyer for the transfer of property.

Redevelopment:
Represents assets acquired with the intention to reposition or redevelop. May include buildings taken out of service for redevelopment where we change its use and/or enhance its functionality.

Retention:
Calculated as (retained square feet + relocated square feet) / ((retained square feet + relocated square feet + expired square feet) - (square feet of vacancies anticipated at acquisition + month-to-month square feet + bankruptcy square feet + early terminations)).

Sales Price:
Contractual price of real estate sold.

Same Store NOI Growth:
Same Store NOI Growth is calculated by dividing the change in NOI applicable to same store properties only, period over period, by the preceding period's same store properties' NOI.

Fourth Quarter 2016 Supplemental Reporting Package	Page 23

Definitions (continued)

Same Store Properties:
Same Store Properties are determined independently for each period presented, quarter-to-date and year-to-date, by including all consolidated operating properties that have been owned for the entire current and prior period presented. We consider NOI from Same Store Properties to be a useful measure in evaluating our financial performance and to improve comparability between periods by including only properties owned for comparable periods.

Scheduled Principal Amortization:
The aggregate amount of scheduled principal payments required to be made during the period, excluding optional prepayments, balloon payments and scheduled principal payments which are not amortized through periodic installments of principal and interest over the term of the debt.

Square Footage Period Changes (in thousands):

Total operating properties square feet including assets held for sale as of September 30, 2016	64,683
Acquisitions	351
Dispositions	(925)
Developments and redevelopments stabilized and placed into operation	557
Miscellaneous	1
Total operating properties square feet including assets held for sale as of December 31, 2016	64,667

Total projects under development square feet as of September 30, 2016	3,643
Construction starts	744
Developments stabilized and placed into operation	(580)
Total projects under development square feet as of December 31, 2016	3,807

Total projects under redevelopment square feet as of September 30, 2016	618
Redevelopments stabilized and placed into operation	(297)
Miscellaneous	(2)
Total projects under redevelopment square feet as of December 31, 2016	319
Stabilized:
Buildings are generally considered stabilized when 90% occupied.

Stock-based Compensation Amortization Expense:
Represents the non-cash amortization of the cost of employee services received in exchange for an award of an equity instrument based on the award's fair value on the grant date and amortized over the vesting period, presented net of amounts capitalized.

Straight-Line Basis Rent Growth:
Straight-Line Basis Rent Growth is the percentage change in monthly Net Effective Rent, as defined below, compared to the Net Effective Rent of the comparable lease. New leases where there were no prior comparable leases or materially different lease structures are excluded.

Turnover Costs:
Turnover Costs are comprised of the costs incurred or capitalized for improvements of vacant and renewal spaces, as well as the commissions paid and costs capitalized for leasing transactions. The amount indicated for leasing statistics represents the total Turnover Costs expected to be incurred on the leases signed during the period and do not reflect actual expenditures for the period.

Unconsolidated Joint Ventures:
We present certain measures in this report on a proportionate share basis which represents DCT Industrial’s share of the measure from our unconsolidated joint ventures. We believe that these measures provide useful information to investors regarding our financial condition and/or results of operations because they include DCT Industrial’s share of the applicable amount from unconsolidated joint ventures. DCT Industrial has non-controlling interests in a number of unconsolidated joint ventures and we believe that presenting various measures in this manner help investors better understand DCT Industrial’s financial condition and/or results of operations after taking into account our economic interest in these joint ventures. Our economic interest (as distinct from our legal ownership interest) may fluctuate from time to time and may not wholly align with our legal ownership interests because of provisions in certain joint venture agreements regarding distributions of cash flow, allocations of profits and losses, payments of preferred returns and control over major decisions. Additionally, DCT Industrial does not control our unconsolidated joint ventures and the presentation of certain items, such as assets, liabilities, revenues and expenses, from these unconsolidated joint ventures does not represent our legal claim or obligation for such items.

Fourth Quarter 2016 Supplemental Reporting Package	Page 24